UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

INTELBAHN INC.
(Exact name of registrant as specified in its charter)

Nevada	0001310482	98-0441419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 - 837 West Hastings Street, Vancouver BC V6C 3N6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.642.6410

LODGE BAY OIL & GAS CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 24, 2008, we completed a merger with our subsidiary, Intelbahn Inc. As a result, we have changed our name from “Lodge Bay Oil & Gas Corp.” to “Intelbahn Inc.” We have changed the name of our company to better reflect the proposed future direction and business of our company.

In addition, effective April 24, 2008, we effected a 25 for one stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 to 2,250,000,000 shares of common stock with a par value of $0.001, and our issued and outstanding share capital has increased from 715,000 shares of common stock to 17,875,000 shares of common stock.

Item 7.01 Regulation FD Disclosure

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on April 24, 2008 under the new stock symbol “IBAH”. Our new CUSIP number is 45823N 109.

Item 9.01 Financial Statements and Exhibits

3.01	Articles of Merger filed with the Nevada Secretary of State on April 9, 2008 effective April 23, 2008

3.02	Certificate of Change filed with the Nevada Secretary of State on April 9, 2008 effective April 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELBAHN INC.

/s/ Christine Kilbourne
Christine Kilbourne
President

Date: April 30, 2008